                         INVESTMENT MANAGEMENT AGREEMENT
                         -------------------------------

     AGREEMENT  made as of the  30th  day of  October,  1992,  and  amended  and restated as of the 1st day of April,  1993,  and the 6th day of December,  1994,
between  TEMPLETON  GLOBAL  INCOME FUND,  INC.  (hereinafter  referred to as the
"Company"),  and TEMPLETON INVESTMENT COUNSEL,  INC. (hereinafter referred to as the "Manager").

     WHEREAS,  this  Agreement  was  originally  made  between  the  Company and
Templeton Global Bond Managers, Inc. ("TGBM");

     WHEREAS,  TGBM is being  merged with and into the Manager in a  transaction that will not result in a change of actual control or management with respect to the Company's investment management arrangements;

     WHEREAS,  the purpose of this amendment and  restatement is to identify the
Manager as the investment manager hereunder as a result of said transaction;

     NOW THEREFORE,  in consideration of the mutual  agreements herein made, the
Company and the Manager understand and agree as follows:

          (1) The Manager agrees,  during the life of this Agreement,  to manage the investment and reinvestment of the Company's assets consistent with the provisions  of the  Articles  of  Incorporation  of  the  Company  and  the
     investment  policies  adopted  and  declared  by  the  Company's  Board  of
     Directors. In pursuance of the foregoing, the Investment Manager shall make all  determinations  with respect to the investment of the Company's assets and the purchase and sale of its investment securities,  and shall take all such steps as may be necessary to implement those determinations.

          (2) The Manager is not  required to furnish  any  personnel,  overhead items or facilities for the Company.

          (3)  The  Manager  shall  be  responsible  for  selecting  members  of securities  exchanges,  brokers  and  dealers  (such  members,  brokers and dealers being  hereinafter  referred to as "brokers")  for the execution of the Company's portfolio  transactions  consistent with the Fund's brokerage policies and, when applicable, the negotiation of commissions in connection therewith.

          All decisions  and  placements  shall be made in  accordance  with the following principles:

          1.  Purchase  and sale orders will usually be placed with brokers able to achieve "best  execution" of such orders.  "Best  execution"  shall mean prompt and reliable  execution at the most favorable  securities price. The determination  of what  may  constitute  best  execution  and  price in the execution  of a  securities  transaction  by a broker  involves a number of considerations,  including,  without  limitation,  the  overall  direct net economic  result to the Company  (involving both price paid or received and any  commissions  and other  costs  paid),  the  efficiency  with which the transaction is effected, the ability to effect the transaction at all where a large  block is  involved,  availability  of the broker to stand ready to execute possibly  difficult  transactions in the future,  and the financial strength and stability of the broker.  Such  considerations  are judgmental and are weighed by the Manager in determining the overall reasonableness of brokerage commissions.

          2. In selecting  brokers for portfolio  transactions the Manager shall take into account its past  experience  as to brokers  qualified to achieve
     "best   execution,"   including  brokers  who  specialize  in  any  foreign
     securities held by the Company.

          3. The Manager is  authorized  to  allocate  brokerage  and  principal business to brokers who have provided brokerage and research  services,  as such services are defined in Section  28(e)(3) of the  Securities  Exchange
     Act of 1934 (the "1934 Act"),  for the Company  and/or other  accounts,  if any, for which the Manager exercises  investment  discretion (as defined in
     Section  3(a)(35) of the 1934 Act) and, as to  transactions  in which fixed minimum commission rates are not applicable,  to cause the Company to pay a commission  for effecting a securities  transaction in excess of the amount another  broker would have charged for effecting that  transaction,  if the
     Manager  determines  in good  faith  that  such  amount  of  commission  is reasonable in relation to the value of the brokerage and research  services provided  by such  broker,  viewed  in  terms  of  either  that  particular transaction or the Manager's overall  responsibilities  with respect to the
     Company and the other accounts, if any, as to which it exercises investment discretion.  In  reaching  such  determination,  the  Manager  will  not be required  to  place or  attempt  to place a  specific  dollar  value on the research  or  execution  services  of a  broker  or on the  portion  of any commission  reflecting either of said services.  In demonstrating that such determinations  were made in good faith,  the Manager  shall be prepared to show that all commissions were allocated and paid for purposes contemplated by the  Company's  brokerage  policy;  that the research  services  provide lawful and appropriate  assistance to the Manager in the performance of its investment decision-making responsibilities;  and that the commissions paid
     were  within  a  reasonable  range.   Whether  commissions  were  within  a
     reasonable  range  shall be based on any  available  information  as to the level of  commission  known to be  charged by other  brokers on  comparable transactions,  but there shall be taken into account the Company's policies that (i)  obtaining a low  commission  is deemed  secondary  to obtaining a favorable  securities price, since it is recognized that usually it is more beneficial  to the  Company  to obtain a  favorable  price  than to pay the lowest commission; and (ii) the quality, comprehensiveness and frequency of research  studies  that are  provided  for the  Manager  are  useful to the
     Manager  in  performing  its  advisory  activities  under  this  Agreement.
     Research  services  provided by brokers to the Manager are considered to be in addition  to, and not in lieu of,  services  required to be performed by the Manager under this Agreement.

          (4) The  Company  shall pay to the Manager a monthly fee in dollars at an annual rate of 0.55% of the Company's  average  daily net assets,  up to
     $200 million and 0.50% of the Company's  average daily net assets in excess of $200 million, payable at the end of each calendar month.

          (5) This  Agreement  shall  become  effective  on October 30, 1992 and shall continue in effect until December 31, 1993. If not sooner terminated, this Agreement shall continue in effect for successive periods of 12 months each thereafter,  provided that each such continuance shall be specifically approved  annually  by the vote of a  majority  of the  Company's  Board of
     Directors who are not parties to this Agreement or "interested persons" (as defined in  Investment  Company  Act of 1940 (the "1940  Act")) of any such party, cast in person at a meeting called for the purpose of voting on such approval  and either the vote of (a) a majority of the  outstanding  voting securities of the Company, as defined in the 1940 Act, or (b) a majority of the Company's Board of Directors as a whole.

          (6) Notwithstanding the foregoing, this Agreement may be terminated by either party at any time, without the payment of any penalty, on sixty (60)
     days' written notice to the other party,  provided that  termination by the
     Company  is  approved  by vote of a  majority  of the  Company's  Board  of
     Directors in office at the time or by vote of a majority of the outstanding voting securities of the Company.

          (7) This Agreement will terminate automatically and immediately in the event of its "assignment" (as defined in the 1940 Act).

          (8) In the event  this  Agreement  is  terminated  and the  Manager no longer acts as Manager to the  Company,  the Manager  reserves the right to withdraw  from  the  Company  the use of the name  "Templeton"  or any name misleadingly implying a continuing relationship between the Company and the
     Manager or any of its affiliates.

          (9) The Manager may rely on information  reasonably  believed by it to be accurate and  reliable.  Except as may otherwise be provided by the 1940
     Act, neither the Manager nor its officers,  directors,  employees or agents shall be subject to any  liability  for any error of  judgment,  mistake of law, or any loss arising out of any  investment or other act or omission in the performance by the Manager of its duties under the Agreement or for any loss or damage  resulting from the imposition by any government of exchange control restrictions which might affect the liquidity of the Fund's assets, or from acts or omissions of custodians or securities depositories, or from any war or  political  act of any foreign  government  to which such assets might be exposed,  except for any liability,  loss or damage resulting from willful misfeasance, bad faith or gross negligence on the Manager's part or by  reason  of  reckless  disregard  of the  Manager's  duties  under  this
     Agreement.

          (10) It is understood  that the services of the Manager are not deemed to be exclusive,  and nothing in this Agreement  shall prevent the Manager, or  any  affiliate  thereof,  from  providing  similar  services  to  other investment companies and other clients,  including clients which may invest in the same types of  securities  as the  Company,  or, in  providing  such services,  from using  information  furnished  by others.  When the Manager determines  to buy or sell  the  same  security  for the  Company  that the
     Manager or one or more of its  affiliates  has  selected for clients of the
     Manager or its affiliates,  the orders for all such securities transactions shall be placed for execution by methods  determined  by the Manager,  with approval by the  Company's  Board of  Directors,  to be impartial and fair.

          (11) This Agreement  shall be construed in accordance with the laws of the State of Maryland,  provided that nothing  herein shall be construed as being  inconsistent with applicable Federal or state securities laws or any rules, regulations or orders thereunder.

          (12) If any provision of this Agreement  shall be held or made invalid by a court  decision,  statute,  rule or  otherwise,  the remainder of this
     Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

          (13) Nothing herein shall be construed as constituting  the Manager an agent of the Company.

     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Agreement to be duly executed by their duly authorized  officers and their respective  corporate seals to be hereunto duly affixed and attested.

                           TEMPLETON GLOBAL INCOME FUND, INC.

                           By:   /s/ John R. Kay
                                 ----------------------------------
                                 John R. Kay
                                 Vice President

                           TEMPLETON INVESTMENT COUNSEL, INC.

                           By:   /s/ Gregory E. McGowan
                                 ------------------------------------
                                 Gregory E. McGowan
                                 Executive Vice President